UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

NEWPAGE CORPORATION

Courthouse Plaza Northeast

Dayton, Ohio 45463

877.855.7243

State of Incorporation:	Delaware

Commission File No.:	333-125952

IRS Employer Identification No.:	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 3, 2005, management and the Audit Committee of the Board of Directors of NewPage Corporation (“NewPage” or the “Company”) concluded that the previously issued condensed combined financial statements of the Printing and Writing Papers Business of MeadWestvaco Corporation (the “Predecessor”) for the one month and four months ended April 30, 2005, included in the Company’s June 30, 2005 Quarterly Report on Form 10-Q, should be restated to reflect debt defeasance costs paid by MeadWestvaco in connection with our acquisition of the Predecessor (the “Acquisition”). The restatement will reflect an increase in interest expense to allocate the premium paid as an expense of the Predecessor. This expense, related to debt of MeadWestvaco that was not assumed by NewPage and that relates solely to pre-Acquisition periods, has no effect on the financial position, results of operations, liquidity or compliance with covenants of NewPage for any period.

The condensed combined financial statements of the Predecessor represent the results of operations and financial position of the predecessor operations of MeadWestvaco that were acquired by NewPage Corporation on May 2, 2005.

In anticipation of the Acquisition by NewPage, MeadWestvaco was required to defease certain debt related to the Predecessor and reflected in the combined financial statements. In preparing the condensed combined financial statements of the Predecessor included in the Company’s June 30, 2005 Quarterly Report on Form 10-Q, MeadWestvaco had treated the premium paid by MeadWestvaco to defease the debt as a MeadWestvaco discontinued operations expense and not as an allocation to the condensed combined financial statements of the Predecessor.

Based on further discussions during the current audit of the condensed combined financial statements for the four-month period ended April 30, 2005, MeadWestvaco determined that the costs of the defeasance should have been allocated to the condensed combined financial statements of the Predecessor. MeadWestvaco evaluated the materiality of the adjustment to the condensed combined financial statements and concluded that the effect of the adjustment was material to the combined financial statements for the one month and four months ended April 30, 2005. Management of NewPage agreed and concluded that it would restate the previously issued condensed combined financial statements of the Predecessor included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, to recognize the effect of the adjustment. In addition, the restatement will include an adjustment for changes in the income tax provision for the pre-Acquisition period. The restatement will also include other corporate allocations and accounting adjustments which in the aggregate had an immaterial effect on the condensed combined financial statements.

The pretax effect of the defeasance adjustment on interest expense and loss before income taxes and equity income from investees for the one month and four months ended April 30, 2005, is expected to be $17.8 million. For the four months ended April 30, 2005, the adjustment is expected to result in a change from income before income taxes and equity income from investees of $2.8 million to a loss before income taxes and equity income from investees of $15.0 million. The Company expects to further adjust the condensed combined financial statements for the following: (1) an income tax adjustment related to the reconciliation of the income taxes reflected on the 2004 tax return of the Predecessor with the income taxes reflected in the condensed combined financial statements; (2) an income tax adjustment equal to the amount of the resultant tax effect related to the pretax defeasance amount above; and (3) the immaterial effect of the adjustment for other corporate allocations and accounting adjustments.

The Company expects to file the restated condensed combined financial statements in an amendment to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. Management of the Company is working with MeadWestvaco and its auditors to complete the audit of the combined financial statements for the four-month period ended April 30, 2005 (pre-acquisition period) and expects to file the amended Quarterly Report on Form 10-Q when the audit is completed in October 2005.

Management of the Company has concluded that these corrections do not have an effect on its assessment of NewPage’s internal control structure. Because the interest expense adjustment related to the preparation of financial statements of our Predecessor on a “carve-out” basis and the treatment of corporate allocations of our former parent company, the errors that resulted in the restatement requirement are non-recurring in nature. Additionally, the condensed combined financial statements were prepared by MeadWestvaco and provided to NewPage for use in our filings with the Securities and Exchange Commission. NewPage management had reviewed the combined financial statements to ensure that they were appropriate in form and content and were consistent with management’s understanding of the normal on-going operations of the Predecessor prior to the Acquisition and made inquiries of management of MeadWestvaco concerning financing and other corporate allocations and related accounting and reporting decisions that were under the control of MeadWestvaco. The Company believes that our internal control structure and procedures were appropriate in the circumstances.

As a result of the determination to restate the combined financial results as discussed above, the condensed combined financial statements for the one month and four months ended April 30, 2005, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, should no longer be relied upon. This relates solely to pre-Acquisition periods and has no effect on the financial position, results of operations, liquidity or compliance with covenants of NewPage for any period.

On October 3, 2005, management and the Audit Committee of the Board of Directors of NewPage Corporation discussed the matters disclosed in this report with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Corporation
(Registrant)

Date:	October 7, 2005	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and Chief Financial Officer (Principal Financial Officer)